UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2009


                                  WARP 9, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                             ----------------------
                 (State or other jurisdiction of incorporation)

            0-13215                                     30-0050402
    ----------------------                   ----------------------------------
   (Commission File Number)                 (I.R.S. Employee Identification No.)

          50 CASTILIAN DR., SUITE 101, SANTA BARBARA, CALIFORNIA 93117
          ------------------------------------------------------ -----
               (Address of principal executive offices) (Zip Code)

                 Registrant's telephone number: (805) 964-3313

           ----------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b)).

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective June 29, 2009, Warp 9, Inc., a Nevada corporation ("Warp 9") entered into Exchange Agreements with HyperSolar, Inc., a Nevada corporation ("HyperSolar") and the four shareholders of HyperSolar pursuant to which Warp 9 may acquire 100% of the total issued and outstanding capital stock of HyperSolar in consideration for the issuance by Warp 9 of a total of 113,526,605 new shares of Warp 9 common stock (collectively, the "Exchange"), or 80% of the total issued and outstanding Warp 9 capital stock after accounting for a one-for-twelve (12) reverse stock split to be effected by Warp 9 before the closing of the Exchange. After the reverse stock split and prior to the closing of the Exchange, there will be approximately 28,381,651 shares of Warp 9 common stock issued and outstanding. After the closing of the Exchange, assuming it closes, there are expected to be approximately 141,908,256 shares of Warp 9 common stock issued and outstanding, 80% of which will be owned by the shareholders of HyperSolar. The new Warp 9 common stock will be allocated among the shareholders of HyperSolar on a pro rata basis in proportion to their relative ownership of HyperSolar. A copy of each Exchange Agreement with HyperSolar and its four shareholders is attached to this Report on Form 8-K as Exhibits 99.1 through 99.5.

         HyperSolar is developing a technology to magnify the power of the Sun to significantly increase the power output of solar cells. Based on microphotonics and low cost manufacturing processes, HyperSolar is designing and developing a thin, flat, optical layer to inexpensively collect and deliver substantially more sunlight onto solar cells. This new approach could potentially allow solar cells to produce multiple times more power. With HyperSolar as the top layer, manufacturers can potentially use significantly fewer solar cells in the production of solar panels, thereby dramatically reducing the cost per watt of electricity. HyperSolar technology is also designed to decouple light collection from light conversion to further reduce the cost per watt of solar panels, as well as the cost of building integrated systems and utility scale power plants. HyperSolar has filed a provisional patent application with the United States Office of Patents & Trademarks for its technology, and seeks to obtain patent claims covering it. There is no assurance that patents will ultimately be granted to HyperSolar for its technology.

         The closing of the Exchange is conditioned upon (i) Warp 9, HyperSolar, and the HyperSolar stockholders are reasonably satisfied with their due diligence of the companies, (ii) Warp 9 effects a one-for-twelve reverse stock split of its issued and outstanding common stock (not its authorized stock),
(iii) Warp 9 and HyperSolar each obtain the express approval of their respective Boards of Directors to the closing, (iv) Warp 9 obtains the express approval of its shareholders in a special meeting of the Warp 9 shareholders for the Exchange, the one-for-twelve reverse stock split, and the change of Warp 9's name to HyperSolar, Inc., and (v) all of the HyperSolar stockholders deliver executed Exchange Agreements, tender their HyperSolar common stock to Warp 9, and accept their pro rata share of the Warp 9 common stock being issued in the Exchange, thereby participating in the closing of the transaction. If the closing does not

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

occur by September 30, 2009, the parties have the option to terminate the Exchange Agreements. The four shareholders of HyperSolar have executed Exchange Agreements, as indicated in the Exhibits to this Report.

         In order to satisfy the conditions for the closing of the Exchange, Warp 9 is currently conducting its due diligence of HyperSolar. Furthermore, Warp 9 will call a special meeting of its shareholders, expected to occur in August 2009, to approve the Exchange, the reverse stock split, and the name change. Warp 9 will be filing a Proxy Statement for this meeting in early July 2009. There is no assurance that the Exchange will close.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(D)           EXHIBITS.  THE FOLLOWING EXHIBITS ARE FILED WITH THIS REPORT:

              EXHIBIT 99.1 Exchange Agreement, dated June 29, 2009, executed by Warp 9, Inc., HyperSolar, Inc., and Wings Fund, Inc.

              EXHIBIT 99.2 Exchange Agreement, dated June 29, 2009, executed by Warp 9, Inc., HyperSolar, Inc., and Pearl Innovations, LLC.

              EXHIBIT 99.3 Exchange Agreement, dated June 29, 2009, executed by Warp 9, Inc., HyperSolar, Inc., and Wings Fund, Inc.

              EXHIBIT 99.4 Exchange Agreement, dated June 29, 2009, executed by Warp 9, Inc., HyperSolar, Inc., and Christopher Marquis.

              EXHIBIT 99.5 Exchange Agreement, dated June 29, 2009, executed by and between Warp 9, Inc., HyperSolar, Inc., and Nadir Dagli.












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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  WARP 9, INC.
                           -------------------------
                                  (Registrant)

Date: June 29, 2009

                              /s/ Harinder Dhillon
                           ---------------------------
                           Harinder Dhillon, President


























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